Exhibit 99.2

Duke Energy Corporation
Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to reflect the January 2, 2007 distribution by Duke Energy Corporation (Duke Energy) of all the shares of common stock of Spectra Energy Corp (Spectra Energy), previously a wholly-owned subsidiary of Duke Energy, to Duke Energy’s shareholders. At the time of the distribution, Spectra Energy held all of the assets and liabilities associated with Duke Energy’s natural gas business, including its transmission and storage, distribution, and gathering and processing businesses. On January 2, 2007, Duke Energy distributed one-half share of common stock of Spectra Energy, par value $0.001 per share, for each share of Duke Energy common stock held by Duke Energy shareholders of record as of the close of business on December 18, 2006.  Following the distribution, Duke Energy did not own any shares of Spectra Energy. The distribution was tax-free for U.S. federal income tax purposes. Spectra Energy shares are traded on the New York Stock Exchange under the ticker symbol SE.

The unaudited pro forma condensed consolidated financial information also reflects the pro forma impact of certain other completed transactions as follows:

•                  DEFS/TEPPCO Disposition - In February 2005, Duke Energy Field Services LLC (DEFS) sold its wholly owned subsidiary Texas Eastern Products Pipeline Company, LLC (TEPPCO GP), which is the general partner of TEPPCO Partners, LP (TEPPCO LP), for approximately $1.1 billion and Duke Energy sold its limited partner interest in TEPPCO LP for approximately $100 million, in each case to Enterprise GP Holdings LP, an unrelated third party. These transactions resulted in pre-tax gains of $1.2 billion. Minority Interest Expense of $343 million was recorded associated with the pre-tax gain on the sale of TEPPCO GP.

Additionally, in July 2005, Duke Energy’s ownership in DEFS was reduced from 69.7% to 50% through a series of transactions which resulted in Duke Energy and ConocoPhillips, Duke Energy’s co-equity owner in DEFS, becoming equal 50% owners in DEFS. Duke Energy received, directly and indirectly, a total of approximately $1.1 billion from ConocoPhillips and DEFS, consisting of approximately $1.0 billion in cash and approximately $0.1 billion of assets. The DEFS disposition transaction resulted in a pre-tax gain of approximately $575 million. Subsequent to the closing of the DEFS disposition transaction, effective on July 1, 2005, DEFS was no longer consolidated into Duke Energy’s consolidated financial statements and is accounted for by Duke Energy as an equity method investment.

•                  Cinergy Merger - On April 3, 2006, through a series of transactions, Duke Energy merged with Cinergy Corp. (Cinergy). As a result, each outstanding share of Cinergy common stock was converted into 1.56 shares of common stock of Duke Energy, which resulted in the issuance of approximately 313 million shares of Duke Energy.

Duke Energy is treated as the acquirer of Cinergy for accounting and reporting purposes.  The pro forma adjustments reflect the historical operations of Cinergy as if the merger had closed on January 1, 2005.  Additionally, this pro forma financial information includes impacts for the adjustment of Cinergy’s historical financial statements to their estimated fair values as of the merger date.  These estimated fair values are subject to change as fair value analyses are finalized and remaining information on the fair values is received, but are not anticipated to result in a materially different impact to the pro forma financial information presented herein.

The unaudited pro forma condensed consolidated statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the merger with Cinergy other than those that have actually been realized during the period subsequent to consummation of the merger.

The Cinergy Merger amounts included in the unaudited pro forma condensed consolidated statements of operations exclude the results of operations of Cinergy’s commercial marketing and trading business (CMT) which was sold on October 2, 2006, to Fortis, the Benelux-based financial services group. Under the purchase and sale agreement, Fortis purchased CMT at a base price of approximately $210 million. In addition, Fortis paid approximately $200 million for the portfolio of contracts and an amount equal to the estimated net working capital associated with these companies at the time of close. In October 2006, Duke Energy received total pre-tax cash proceeds of approximately $700 million and recorded an approximate $25 million pre-tax gain on the sale. The CMT results of operations subsequent to the closing of the Cinergy Merger were reflected as discontinued operations in Duke Energy’s results of operations.

•                  Crescent Disposition - On September 7, 2006, Duke Energy closed an agreement to create a joint venture of Crescent Resources LLC (Crescent) and sold an effective 50% interest in Crescent (the Crescent Disposition Transaction) to the Morgan Stanley Real Estate Fund V U.S., L.P. (MSREF) and other affiliated funds controlled by Morgan Stanley (collectively the “MS Members”). In conjunction with the formation of the Crescent joint venture, Crescent and Crescent’s subsidiaries entered into a credit agreement with third party lenders under which Crescent borrowed approximately $1.23 billion, of which $1.19 billion was immediately distributed to Duke Energy and was used by Duke Energy for general corporate purposes. In conjunction with the Crescent Disposition Transaction, Duke Energy recognized a pre-tax gain on the sale of approximately $250 million for the nine months ended September 30, 2006. Subsequent to the Crescent Disposition Transaction, Duke Energy deconsolidated its investment in Crescent and has accounted for the investment under the equity method of accounting.

Since Crescent will capitalize interest associated with the credit agreement as a component of project costs, the impacts of the interest expense on Duke Energy’s equity earnings will be recognized as projects are sold by Crescent, and are not reflected as a pro forma adjustment.

•                  Merchants Exit — During 2003, Duke Energy determined that it would exit the refined products business at Duke Energy Merchants (Merchants) in an orderly manner.  As of December 31, 2006, Merchants had fully unwound its portfolio of contracts and had exited the business.

Merchants’ results of operations are expected to be reflected as discontinued operations in Duke Energy’s financial results beginning in December 2006.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2005 and the nine months ended September 30, 2006 have been prepared as if the transactions described above had occurred as of January 1, 2005, except as noted below for discontinued operations. The unaudited pro forma condensed consolidated balance sheet at September 30, 2006 has been prepared as if the transactions above that had not yet been completed had occurred on September 30, 2006.

Only the pro forma adjustments related to the operations that are expected to qualify for discontinued operations accounting treatment are reflected in the unaudited pro forma condensed consolidated financial information for the years ended December 31, 2004 and 2003. The distribution of Spectra Energy and the Merchants exit, as described above, are generally expected to qualify for discontinued operations treatment when effected.  Therefore, other pro forma adjustments that are presented in the 2005 and 2006 pro forma financial information that do not qualify for discontinued operations treatment are not reflected for the years ended December 31, 2004 and 2003. Duke Energy is currently in process of completing its analysis of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” for the Spectra Energy disposition, but does not expect the final results to be materially different than presented herein.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what Duke Energy’s results of operations or financial position would have been had the distribution of Spectra Energy or other transactions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of Duke Energy’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the:

•                  Accompanying notes to the unaudited pro forma condensed consolidated financial information;

•                  Duke Energy’s Annual Report on Form 10-K for the year ended December 31, 2005;

•                  Duke Energy’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006;

•                  Spectra Energy’s Registration Statement on Form 10 initially filed on September 7, 2006, as amended by Amendment No. 1 on October 20, 2006, Amendment No. 2 on November 16, 2006 and Amendment No. 3 on December 6, 2006 (Items 2, 13 and 15 of which were revised by Spectra Energy’s Current Report on Form 8-K, dated December 14, 2006).

DUKE ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(In millions)

							Spectra
	Duke Energy	Cinergy	Crescent	Merchants			Energy		Duke Energy
	Historical	Merger	Disposition	Exit	Subtotal		Distribution		Pro Forma
		(a)	(b)	(c)

Operating Revenues	$11,348	$1,579	$(221)	$(233)	$12,473		$(3,350	)(d)	$9,138
							15	(e)

Operating Expenses
Natural gas and petroleum products purchased	1,404	371	—	(221)	1,554		(1,017	)(d)	537
Fuel used in electric generation and purchased power	2,482	449	—	—	2,931		—		2,931
Depreciation and amortization	1,523	163	(1)	—	1,685		(361	)(d)	1,324
Operation, maintenance and other	3,640	488	(157)	(2)	3,969		(1,003	)(d)	3,077
							15	(e)
							(18	)(f)
							126	(g)
							(12	)(h)
Total operating expenses	9,049	1,471	(158)	(223)	10,139		(2,270)		7,869

Gains on Sales of Investments in Commercial and Multi-Family Real Estate	201	—	(201)	—	—		—		—
Gains on Sales of Other Assets, net	269	26	(246)	—	49		(32	)(d)	17
Operating Income	2,769	134	(510)	(10)	2,383		(1,097)		1,286

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	564	3	130	—	697		(480	)(d)	217

Losses on sales and impairments of equity investments	(20)	—	—	—	(20)		—		(20)
Other income and expenses, net	155	17	(6)	—	166		7	(d)	173
Total other income and expenses	699	20	124	—	843		(473)		370

Interest Expense	925	82	(1)	2	1,008		(460	)(d)	548

Minority Interest Expense (Income)	50	—	(5)	—	45		(33	)(d)	12

Earnings From Continuing Operations Before Income Taxes	2,493	72	(380)	(12)	2,173		(1,077)		1,096
Income Tax Expense from Continuing Operations	855	8	(148)	—	715		(405	)(i)	310

Income From Continuing Operations	1,638	64	(232)	(12)	1,458		(672)		786

Dividends and Premiums on Redemptions of Preferred and Preference Stock	—	—	—	—	—		—		—

Income from Continuing Operations Available for Common Stockholders	$1,638	$64	$(232)	$(12)	$1,458		$(672)		$786

Common Stock Data
Weighted-average shares outstanding
Basic	1,141				1,244	(k)			1,244
Diluted	1,162				1,265	(k)			1,265
Earnings per share (from continuing operations)
Basic	$1.43				$1.17				$0.63
Diluted	$1.41				$1.15				$0.62

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations, which are an integral part of these statements.

DUKE ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(In millions

								Spectra
	Duke Energy	DEFS/TEPPCO	Cinergy	Crescent	Merchants			Energy		Duke Energy
	Historical	Disposition	Merger	Disposition	Exit	Subtotal		Distribution		Pro Forma
		(j)	(a)	(b)	(c)

Operating Revenues	$16,746	$(5,286)	$5,113	$(494)	$(471)	$15,608		$(4,132	)(d)	$11,519
								43	(e)
Operating Expenses
Natural gas and petroleum products purchased	6,279	(4,518)	930	—	(466)	2,225		(1,303	)(d)	922
Fuel used in electric generation and purchased power	1,584	—	1,666	—	—	3,250		—		3,250
Depreciation and amortization	1,728	(143)	623	(1)	—	2,207		(458	)(d)	1,749
Operation, maintenance and other	4,264	(427)	1,423	(397)	(3)	4,860		(1,116	)(d)	3,911
								43	(e)
								140	(g)
								(16	)(h)

Total operating expenses	13,855	(5,088)	4,642	(398)	(469)	12,542		(2,710)		9,832

Gains on Sales of Investments in Commercial and Multi-Family Real Estate	191	—	—	(191)	—	—		—		—
Gains on Sales of Other Assets, net	534	(579)	125	—	—	80		(11	)(d)	69
Operating Income	3,616	(777)	596	(287)	(2)	3,146		(1,390)		1,756

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	479	200	29	164	—	872		(555	)(d)	317
Gains (Losses) on sales and impairments of equity investments	1,225	(1,243)	—	—	—	(18)		(2	)(d)	(20)
Other income and expenses, net	96	(291)	50	(45)	—	(190)		306	(d)	116
Total other income and expenses	1,800	(1,334)	79	119	—	664		(251)		413

Interest Expense	1,062	(81)	272	(1)	4	1,256		(607	)(d)	649

Minority Interest Expense (Income)	538	(479)	(1)	(16)	—	42		(32	)(d)	10

Earnings From Continuing Operations Before Income Taxes	3,816	(1,551)	404	(151)	(6)	2,512		(1,002)		1,510
Income Tax Expense from Continuing Operations	1,283	(570)	25	(49)	(2)	687		(337	)(i)	350

Income From Continuing Operations	2,533	(981)	379	(102)	(4)	1,825		(665)		1,160
Dividends and Premiums on Redemptions of Preferred and Preference Stock	12	—	—	—	—	12		—		12

Income from Continuing Operations Available for Common Stockholders	$2,521	$(981)	$379	$(102)	$(4)	$1,813		$(665)		$1,148

Common Stock Data
Weighted-average shares outstanding
Basic	934					1,243	(k)			1,243
Diluted	970					1,280	(k)			1,280
Earnings per share (from continuing operations)
Basic	$2.69					$1.46				$0.92
Diluted	$2.61					$1.42				$0.90

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations, which are an integral part of these statements

DUKE ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(In millions)

				Spectra
	Duke Energy	Merchants		Energy		Duke Energy
	Historical	Exit	Subtotal	Distribution		Pro Forma
		(c)

Operating Revenues	$20,549	$(936)	$19,613	$(13,255	)(d)	$6,387
				29	(e)
Operating Expenses
Natural gas and petroleum products purchased	10,156	(934)	9,222	(9,227	)(d)	(5)
Fuel used in electric generation and purchased power	1,576	—	1,576	—		1,576
Depreciation and amortization	1,750	—	1,750	(716	)(d)	1,034
Operation, maintenance and other	3,894	10	3,904	(1,536	)(d)	2,526
				29	(e)
				144	(g)
				(15	)(h)
				—
Total operating expenses	17,376	(924)	16,452	(11,321)		5,131

Gains on Sales of Investments in Commercial and Multi-Family Real Estate	192	—	192	—		192
Gains on Sales of Other Assets, net	(404)	(12)	(416)	(18	)(d)	(434)
Operating Income	2,961	(24)	2,937	(1,923)		1,014

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	161	—	161	(88	)(d)	73
Gains (Losses) on sales and impairments of equity investments	(4)	—	(4)	6	(d)	2
Other income and expenses, net	148	(1)	147	70	(d)(e)	217
Total other income and expenses	305	(1)	304	(12)		292

Interest Expense	1,281	—	1,281	(744	)(d)(e)	537

Minority Interest Expense (Income)	200	—	200	(214	)(d)	(14)

Earnings From Continuing Operations Before Income Taxes	1,785	(25)	1,760	(977)		783
Income Tax Expense from Continuing Operations	533	(19)	514	(329	)(i)	185

Income From Continuing Operations	1,252	(6)	1,246	(648)		598
Dividends and Premiums on Redemptions of Preferred and Preference Stock	9	—	9	—		9

Income from Continuing Operations Available for Common Stockholders	$1,243	$(6)	$1,237	$(648)		$589

Common Stock Data
Weighted-average shares outstanding
Basic	931		931			931
Diluted	966		966			966
Earnings per share (from continuing operations)
Basic	$1.33		$1.33			$0.63
Diluted	$1.29		$1.28			$0.61

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations, which are an integral part of these statements.

DUKE ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003
(In millions)

				Spectra
	Duke Energy	Merchants		Energy		Duke Energy
	Historical	Exit	Subtotal	Distribution		Pro Forma
		(c)

Operating Revenues	$18,021	$(1,254)	$16,767	$(11,718	)(d)	$5,192
				143	(e)
Operating Expenses
Natural gas and petroleum products purchased	8,479	(1,300)	7,179	(8,158	)(d)	(861)
				118	(e)
Fuel used in electric generation and purchased power	1,465	—	1,465	—		1,465
Depreciation and amortization	1,675	(2)	1,673	(678	)(d)	995
Operation, maintenance and other	5,468	(27)	5,441	(1,493	)(d)	4,103
				25	(e)
				145	(g)
				(15	)(h)
				—
Total operating expenses	17,087	(1,329)	15,758	(10,056)		5,702

Gains on Sales of Investments in Commercial and Multi-Family Real Estate	84	—	84	—		84
Gains on Sales of Other Assets, net	(199)	—	(199)	(3	)(d)	(202)
Operating Income (Loss)	819	75	894	(1,522)		(628)

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	123	—	123	(88	)(d)	35
Gains (Losses) on sales and impairments of equity investments	279	—	279	(101	)(d)	178
Other income and expenses, net	148	—	148	111	(d)(e)	259
Total other income and expenses	550	—	550	(78)		472

Interest Expense	1,330	1	1,331	(806	)(d)(e)	525

Minority Interest Expense (Income)	62	—	62	(105	)(d)	(43)

Earnings (Loss) From Continuing Operations Before Income Taxes	(23)	74	51	(689)		(638)
Income Tax Expense (Benefit) from Continuing Operations	(94)	49	(45)	(221	)(i)	(266)

Income (Loss) From Continuing Operations	71	25	96	(468)		(372)
Dividends and Premiums on Redemptions of Preferred and Preference Stock	15	—	15	—		15

Income (Loss) from Continuing Operations Available for Common Stockholders	$56	$25	$81	$(468)		$(387)

Common Stock Data
Weighted-average shares outstanding
Basic	903		903			903
Diluted	904		904			904
Earnings (Loss) per share (from continuing operations)
Basic	$0.06		$0.09			$(0.43)
Diluted	$0.06		$0.09			$(0.43)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations, which are an integral part of these statements.

Duke Energy Corporation
Notes to Unaudited Pro Forma Condensed
Consolidated Statements of Operations

(a)          Cinergy Merger — This column reflects the Duke Energy acquisition of Cinergy on April 3, 2006. Amounts are derived from balances reported in Cinergy’s Quarterly Report on Form 10-Q for the 1st quarter 2006 or Annual Report on Form 10-K for 2005, and include the following impacts of purchase accounting:

•                  Increase in operating revenues of $10 million for the nine months ended September 30, 2006 and $48 million for 2005 and an increase in operating expenses of $34 million for the nine months ended September 30, 2006 and $175 million for 2005, primarily due to adjustments required to reflect the net incremental operating revenue and net incremental fuel and emission allowance expenses resulting from (1) the adjustment to record at fair value the emission allowances held by Cinergy which increases the expense recognition of emission allowances consumed, and (2) the amortization of the fair value adjustments to record, at estimated fair market value, Cinergy’s power and fuel contracts (including Cinergy’s Ohio Rate Stabilization Plan) that do not qualify as derivatives or are accounted for as “normal purchase, normal sale” transactions under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.  These adjustments are being amortized to earnings based on the remaining lives of the underlying contracts.  No pro forma adjustments have been made for any gains or losses recorded by Cinergy on sales of emission allowances in the historical periods.

•                  Decrease in interest expense of $2 million for the nine months ended September 30, 2006 and $12 million for 2005, primarily due to amortization of an adjustment to reflect the fair value of debt associated with Cinergy’s non-regulated operations.

•                  Decrease in income tax expense from continuing operations due to the pro forma effect of the above purchase accounting adjustments determined based on an estimated prospective statutory rate of 40%.

(b)         Crescent Disposition - This column reflects the impacts of the Crescent disposition and subsequent deconsolidation of Crescent that occurred during September 2006. Adjustments for the nine months ended September 30, 2006 include the removal of approximately $250 million of pre-tax gain on sale, and $95 million of related income taxes.  The remaining pro forma adjustments in this column reflect the deconsolidation of Crescent and present the historical investment in Crescent as an equity method investment. Equity in earnings of the historical 50% investment in Crescent was $134 million for the nine months ended September 30, 2006 and $163 million for 2005.

(c)          Merchants Exit — This column reflects Duke Energy’s final exit from the refined products business at Merchants.

(d)         Spectra Energy Distribution — Reflects the operating revenues, operating expenses, gains on sales, other income and expenses, interest expense and minority interest expense of Spectra Energy’s continuing operations that were included in the distribution to Duke Energy’s shareholders on January 2, 2007. Spectra Energy’s operations consist primarily of Duke Energy’s natural gas business, including its transmission and storage, distribution, and gathering and processing businesses.

(e)          Intercompany Transactions with Spectra Energy — Reflects adjustments required for transactions between Duke Energy and Spectra Energy that were previously eliminated in Duke Energy’s consolidated financial statements.  Also, 2004 and 2003 adjusts for interest income and interest expense previously eliminated in consolidation.

(f)            Non-recurring Transaction Costs - Reflects the removal of non-recurring transaction costs related to the distribution of Spectra Energy. Additional estimated transaction costs of approximately $30 million for the three months remaining in 2006 are expected to be incurred and recorded in Duke Energy’s consolidated results of operations.  Duke Energy expects additional transaction costs will be incurred in 2007, but can not currently estimate the amount.

(g)         Corporate Governance and Shared Services Costs — Certain allocated governance and shared services costs related to Spectra Energy will be retained by Duke Energy as the costs were incurred by corporate departments that will not be transferred to Spectra Energy in conjunction with Duke Energy’s distribution of Spectra Energy.

(h)         Pension and Other Post Retirement Benefits — Reflects a decrease of pension and other post retirement benefit expense resulting from the allocation of plan assets and liabilities associated with the current and former employees of Spectra Energy.

(i)             Income Tax Expense - Reflects the income tax effects of the pro forma adjustments associated with the disposition of Spectra Energy based on the estimated weighted average statutory rates for all jurisdictions that would have applied during the period.

(j)             DEFS/TEPPCO Disposition - This column reflects the impacts of the DEFS/TEPPCO dispositions and subsequent deconsolidation of DEFS that occurred during 2005. Adjustments include the removal of $290 million of equity in earnings of unconsolidated affiliates and $1,243 million of gain on sales and impairments of equity method investments resulting from the February 2005 disposition of the equity investment in TEPPCO.  The remaining pro forma adjustments in this column reflect the deconsolidation of DEFS, associated removal of the gain on sale, and reclassification of certain discontinued hedge losses from Operating revenues and reclassification of hedge impairment from Impairment and other charges, to Other income and expenses, net, all resulting from the July 2005 disposition of the 19.7% interest in DEFS to ConocoPhillips to reduce the ownership interest in DEFS from 69.7% to 50%.

(k)          Earnings Per Share and Shares Outstanding —The pro forma weighted average number of basic and diluted shares outstanding is calculated by adding Duke Energy’s weighted average number of basic and diluted shares of common stock outstanding and Cinergy’s weighted average number of basic and diluted shares of common stock outstanding for the periods prior to the Cinergy Merger multiplied by the exchange ratio of 1.56 (shares in millions):

Description	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005
Basic:
Duke Energy weighted average common shares	1,141	934
Cinergy weighted average common shares	200	198
Merger exchange ratio	1.56	1.56
	312	309
Portion of the period outstanding	33%	100%
Pro forma incremental shares from merger	103	309
Pro forma weighted average basic shares	1,244	1,243
Diluted:
Duke Energy weighted average common shares	1,162	970
Cinergy weighted average common shares	201	199
Merger exchange ratio	1.56	1.56
	313	310
Portion of the period outstanding	33%	100%
Pro forma incremental shares from merger	103	309
Pro forma weighted average diluted shares	1,265	1,280

DUKE ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2006
(In millions)

		Cinergy
		Marketing &			Spectra
	Duke Energy	Trading	Merchants		Energy		Duke Energy
	Historical	Disposition	Exit	Subtotal	Distribution		Pro Forma
		(a)	(b)
ASSETS
Current Assets	$8,182	$(653)	$(7)	$7,522	$(1,848	)(c)	$5,783
					60	(d)
					(3	)(e)
					52	(f)

Goodwill	8,212		—	8,212	(3,633	)(c)	4,579
Investments and Other Assets	9,299	(374)	—	8,925	(1,986	)(c)	6,813
					30	(d)
					(186	)(e)
					30	(g)

Property, Plant, and Equipment, net	40,803		—	40,803	(12,502	)(c)	28,301
Regulatory Assets and Deferred Debits	3,786		—	3,786	(1,139	)(c)	2,647

Total Assets	$70,282	$(1,027)	$(7)	$69,248	$(21,125)		$48,123

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY

Current Liabilities	$7,277	$(738)	$(56)	$6,483	$(2,030	)(c)	$4,508
					60	(d)
					(5	)(f)

Long-Term Debt	18,678			18,678	(7,957	)(c)	10,731
					10	(d)

Deferred Credits and Other Liabilities	17,020	(305)	21	16,736	(4,053	)(c)	12,667
					20	(d)
					(155	)(e)
					77	(f)
					42	(g)
Minority Interest	811			811	(575	)(c)	236
Common Stockholders’ Equity
Paid-in capital	19,775			19,775	—		19,775
Common stock, retained earnings and accumulated other comprehensive loss	6,721	16	28	6,765	(6,493	)(c)	206
					(34	)(e)
					(20	)(f)
					(12	)(g)
				—	—		—
Total common stockholders’ equity	26,496	16	28	26,540	(6,559)		19,981

Total Liabilities and Common Stockholders’ Equity	$70,282	$(1,027)	$(7)	$69,248	$(21,125)		$48,123

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet, which are an integral part of these statements

Duke Energy Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)          Cinergy Marketing & Trading Disposition — This column adjusts for the impacts of the sale of Cinergy’s commercial marketing and trading business in October 2006, including pre-tax cash proceeds of approximately $700 million and an approximate $25 million pre-tax gain on the sale.

(b)         Merchants Exit — This column reflects Duke Energy’s final exit from the refined products business at Merchants.

(c)          Spectra Energy Distribution — Reflects Duke Energy’s distribution of Spectra Energy’s assets and liabilities to its shareholders on January 2, 2007.

(d)         Intercompany Transactions with Spectra Energy — Reflects adjustments required for transactions between Duke Energy and Spectra Energy that were previously eliminated in Duke Energy’s consolidated financial statements.

(e)          Pension and Other Post Retirement Benefits —Reflects the estimated prepaid asset and accrued liabilities associated with Duke Energy’s pension, post retirement and other benefit plans (previously accounted for as multi-employer benefit plans), related to current and former employees of Spectra Energy, that will transfer to Spectra Energy. Amounts were determined in accordance with Internal Revenue Service IRC 414(l), which requires that benefits after a transfer to be at least as valuable as those present prior to the transfer, as judged in the context of the asset allocation rules of ERISA 4044. The estimated total pension plan assets and associated projected benefit obligations that would have transferred to Spectra Energy if the separation had occurred on September 30, 2006 were approximately $580 million and $550 million, respectively.

(f)            Captive Insurance — In conjunction with Duke Energy’s distribution of Spectra Energy, Spectra Energy’s captive insurance subsidiary will re-insure all of Duke Energy’s retained risk related to Spectra Energy operations prior to January 2, 2007. Re-insurance coverage will include certain insurable risks for Spectra Energy operations, including workers’ compensation, property, business interruption, general liability and auto liability. As such, Duke Energy’s captive insurance subsidiary will record a re-insurance recoverable from Spectra Energy relating to Spectra Energy operations. Also, since Duke Energy will be providing insurance coverage to an unaffiliated third party after the distribution, pro forma adjustments increase reserves that previously were eliminated in Duke Energy’s consolidated financial statements.

(g)         Guarantees — Reflects the guarantees to be recorded on Duke Energy’s balance sheet in conjunction with FASB Interpretation No. 45, “Implications of Assignment of Certain Guarantees,” as a result of the Spectra Energy distribution.  These guarantees include payment, performance obligations and obligations under sale agreements where Duke Energy sold former businesses to third parties.  These guarantees have been valued at fair value, estimated using a probability-weighted discounted cash flow approach.